                                                                   EXHIBIT 11.1


                                    TEKELEC
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                  THREE MONTHS ENDED       NINE MONTHS ENDED
             PRIMARY                                  SEPTEMBER 30,            SEPTEMBER 30,
                                                  --------------------       -----------------
    (thousands, except per share data)
                                                    1996         1995        1996       1995
                                                    ----         ----        ----       ----
Net income (loss)  . . . . . . . . . . .          $   275      $ 2,560     $(5,105)   $ 6,078
                                                  =======      =======     =======    =======
Basis for computation of primary earnings
per common and common equivalent share:

Weighted average number of shares
outstanding during period  . . . . . . .           11,844       11,457      11,733     10,180

Weighted average (incremental) common
share equivalent after considering the
effects of options exercised and canceled
during the period and after assumed
repurchase of treasury shares--treasury
stock method . . . . . . . . . . . . . .              792        1,596         ---      1,619
                                                  -------      -------     -------    -------
                                                   12,636       13,053      11,733     11,799
                                                  =======      =======     =======    =======

Earnings (Loss) per share  . . . . . . .          $  0.02      $  0.20     $ (0.44)   $  0.52
                                                  =======      =======     =======    =======



                                                    THREE MONTHS ENDED     NINE MONTHS ENDED
             FULLY DILUTED                              SEPTEMBER 30,          SEPTEMBER 30,
                                                    --------------------     -----------------
    (thousands, except per share data)
                                                    1996          1995       1996       1995
                                                    ----          ----       ----       ----

Net income (loss)  . . . . . . . . . . .          $   275     $  2,560     $(5,105)   $ 6,078
                                                  =======     ========     =======    =======

Basis for computation of fully diluted earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period  . . . . . . .           11,844       11,457       11,733     10,180

Weighted average (incremental) common
share equivalent after considering the
effects of options exercised and canceled
during the period and after assumed
repurchase of treasury shares -- treasury
stock method . . . . . . . . . . . . . .            1,002        1,597         ---      1,675
                                                  -------     --------     -------    -------
                                                   12,846       13,054      11,733     11,855
                                                  =======     ========     =======    =======

Earnings (Loss) per share  . . . . . . .          $  0.02     $   0.20     $ (0.44)   $  0.51
                                                  =======     ========     ========   =======





TEKELEC